As filed with the Securities and Exchange Commission on September 2, 2020

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

Under

The Securities Act of 1933

AUTODESK, INC.

(Exact name of Registrant as specified in its charter)

Delaware	94-2819853
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

111 McInnis Parkway

San Rafael, California 94903

(415) 507-5000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Andrew Anagnost

Chief Executive Officer

Autodesk, Inc.

111 McInnis Parkway

San Rafael, California 94903

(415) 507-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Pascal W. Di Fronzo, Esq. SVP, Corporate Affairs, Chief Legal Officer and Secretary Autodesk, Inc. 111 McInnis Parkway San Rafael, California 94903 (415) 507-5000	Thomas J. Ivey, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 525 University Avenue Suite 1400 Palo Alto, CA 94301 (650) 470-4500

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If the Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(B)(2) of Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (2)
Senior Debt Securities		$	$	$

(1)   Omitted pursuant to General Instruction II.E of Form S-3. An unspecified and indeterminate amount of securities to be offered at indeterminate prices is being registered pursuant to this registration statement.

(2)   The Registrant is deferring payment of the registration fee pursuant to Rule 456(b) and is omitting this information in reliance on Rule 456(b) and Rule 457(r). Any additional registration fees will be paid subsequently on a pay-as-you-go basis.

Prospectus

AUTODESK, INC.

Senior Debt Securities

We may issue senior debt securities from time to time in one or more offerings. This prospectus describes some of the general terms that may apply to these senior debt securities and the general manner in which these senior debt securities will be offered. We will provide the specific terms of these senior debt securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these senior debt securities will be offered and may also supplement, update or amend information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement, including the documents incorporated by reference herein and therein, before you invest.

We may offer these senior debt securities in amounts, at prices and on terms determined at the time of offering. The senior debt securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the senior debt securities, we will name them and describe their compensation in a prospectus supplement.

Our Common Stock is listed on the Nasdaq Global Select Market under the symbol ADSK.

Investing in these senior debt securities involves certain risks. See “Risk Factors” included in or incorporated by reference into any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these senior debt securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these senior debt securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 2, 2020

-i-

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time sell the senior debt securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the senior debt securities we may offer. Each time we sell senior debt securities, we will provide one or more prospectus supplements and/or free writing prospectuses that will contain specific information about the terms of the offering. The prospectus supplement and/or any free writing prospectus may also add, update or change information contained in this prospectus. You should read both this prospectus and any accompanying prospectus supplement together with the additional information described under the headings “Where You Can Find More Information” and “Information Incorporated by Reference” in this prospectus and any prospectus supplement.

We have not authorized anyone to provide you with information that is different from that contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any related free writing prospectus filed by us with the SEC. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus and any accompanying prospectus supplement or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any senior debt securities other than the senior debt securities described in the accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such senior debt securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

Unless the context otherwise indicates, references in this prospectus to “Autodesk”, “we”, “our” and “us” refer, collectively, to Autodesk, Inc., a Delaware corporation, and its consolidated subsidiaries.

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement, and the information incorporated by reference in this prospectus and any prospectus supplement include or may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Forward-looking statements are generally written in the future tense and/or are preceded by words such as “will,” “may,” “should,” “could,” “expect,” “suggest,” “believe,” “anticipate,” “intend,” “plan,” or other similar words.

Forward-looking statements are not guarantees of future performance and involve risks and uncertainties. The forward-looking statements contained in this prospectus, any prospectus supplement, and the information incorporated by reference in this prospectus are based on information currently available to us and expectations and assumptions that we deem reasonable at the time the statements were made. We do not undertake any obligation to update any forward-looking statements in this prospectus, any prospectus supplement, and the information incorporated by reference in this prospectus or in any of our other communications, except as required by law. All such forward-looking statements should be read as of the time the statements were made and with the recognition that these forward-looking statements may not be complete or accurate at a later date.

Many factors may cause actual results to differ materially from those expressed or implied by the forward-looking statements contained in this prospectus, any prospectus supplement, and the information incorporated by reference herein and therein, including those detailed in the Risk Factors section of any Annual Report on Form 10-K and any Quarterly Report on Form 10-Q incorporated by reference in this prospectus and in the section of any related prospectus supplement entitled “Risk Factors.”

OUR BUSINESS

General

We are a global leader in 3D design, engineering and entertainment software and services, offering customers productive business solutions through powerful technology products and services. We serve customers in architecture, engineering and construction; product design and manufacturing; and digital media and entertainment industries. Our customers design, fabricate, manufacture and build anything by visualizing, simulating and analyzing real-world performance early in the design process. These capabilities allow our customers to foster innovation, optimize their designs, streamline their manufacturing and construction processes, save time and money, improve quality, deliver more sustainable outcomes, communicate plans, and collaborate with others. Our professional software products are sold globally, both directly to customers and through a network of resellers and distributors.

Products

The software industry has undergone a transition from developing and selling perpetual licenses of on-premises software to selling subscriptions to access software delivered as a service, through cloud-enabled and mobile applications. Our strategy is to lead the industries we serve to flexible subscription offerings, the convergence of design and make processes, and the insights and automation that can be delivered using machine learning and artificial intelligence. We offer term-based subscriptions for our products, cloud service offerings, and flexible enterprise business agreements. Our subscription plans currently represent a hybrid of desktop software and cloud functionality, which provides a device-independent, collaborative design workflow for designers and their stakeholders.

Our architecture, engineering and construction products improve the way building, infrastructure, and industrial projects are designed, built, and operated. Our product development and manufacturing software provides manufacturers in automotive, transportation, industrial machinery, consumer products and building product industries with comprehensive digital design, engineering, manufacturing and production solutions. These technologies bring together data from all phases of the product development and production life cycle, creating a digital pipeline that supports greater productivity, accuracy through process automation, and insights that enable more sustainable outcomes. Our digital media and entertainment products provide tools for digital sculpting, modeling, animation, effects, rendering, and compositing for design visualization, visual effects and games production. Our portfolio of products and services enables our customers to foster innovation, optimize and improve their designs, save time and money, improve quality, communicate plans, and collaborate with others.

Corporate Information

We were incorporated in California in April 1982 and were reincorporated in Delaware in May 1994. Our principal executive office is located at 111 McInnis Parkway, San Rafael, California 94903 and the telephone number at that address is (415) 507-5000.

Our internet address is www.autodesk.com. Information contained in or accessible through our website is not part of or incorporated by reference into this Prospectus. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to reports filed or furnished pursuant to Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended, are available free of charge on the Investor Relations portion of our website at www.autodesk.com as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of any senior debt securities offered under this prospectus or any free writing prospectus for general corporate purposes unless otherwise indicated in the applicable prospectus supplement or free writing prospectus. General corporate purposes may include the repayment and refinancing of debt, working capital, capital expenditures, stock repurchases, acquisition of companies or businesses, and the payment of dividends. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of the net proceeds.

DESCRIPTION OF SENIOR DEBT SECURITIES

We may offer senior debt securities under this prospectus. The following description summarizes the general terms and provisions of the senior debt securities. We will describe the specific terms of the senior debt securities and the extent, if any, to which the general provisions summarized below apply to any series of senior debt securities in the prospectus supplement relating to the series and any applicable free writing prospectus that we authorize to be delivered. When we refer to “the Company,” “we,” “our,” and “us” in this section, we mean Autodesk, Inc. excluding, unless the context otherwise requires or as otherwise expressly stated, our subsidiaries.

We may issue senior debt securities from time to time, in one or more series under an indenture, dated December 13, 2012, between us and U.S. Bank National Association, as trustee (the “trustee”). The form of the indenture is incorporated by reference to the registration statement of which this prospectus forms a part. This prospectus briefly outlines some of the provisions of the indenture. The following summary of the material provisions of the indenture is qualified in its entirety by the provisions of the indenture, including definitions of certain terms used in the indenture. Wherever we refer to particular sections or defined terms of the indenture, those sections or defined terms are incorporated by reference in this prospectus or the applicable prospectus supplement. You should review the indenture that is incorporated by reference to the registration statement of which this prospectus forms a part for additional information.

The indenture does not limit the amount of senior debt securities that we may issue. The indenture does provide that senior debt securities may be issued up to an aggregate principal amount authorized from time to time by us and may be payable in any currency or currency unit designated by us in the indenture or in amounts determined by reference to an index.

General

The senior debt securities will constitute our unsecured and unsubordinated general obligations and will rank pari passu with our other unsecured and unsubordinated obligations. Any secured debt or other secured obligations will be effectively senior to the senior debt securities to the extent of the value of the assets securing such debt or other obligations.

The applicable prospectus supplement and/or free writing prospectus will include any additional or different terms of the senior debt securities being offered, including the following terms, as applicable:

•	the title of the senior debt securities;

•	any limit upon the aggregate principal amount of the senior debt securities;

•	the date or dates on which the principal and premium, if any, of the senior debt securities is payable;

•	the rate or rates (which may be fixed or variable) at which the senior debt securities will bear interest, or the manner of calculating such rate or rates, if applicable;

•

the date or dates from which such interest will accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates, and the related record dates;

•	any trustees, authenticating agents or paying agents, if different from those set forth in this prospectus;

•	the right, if any, to extend the interest payment periods or defer the payment of interest and the duration of that extension or deferral;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which senior debt securities may be redeemed, in whole or in part, at our option;

•	the obligation, if any, of us to redeem, purchase or repay senior debt securities pursuant to any sinking fund or analogous provisions as at the option of a holder thereof;

•	the form of the senior debt securities;

•	if other than denominations of $2,000 or any integral multiple of $1,000 in excess thereof, the denominations in which the senior debt securities will be issuable;

•	the currencies and/or currency units in which payment of the principal of, and premium, if any, and interest on, the senior debt securities will be payable;

•

if the principal amount payable at the stated maturity of the senior debt securities will not be determinable as of any one or more dates prior to such stated maturity, the amount which will be deemed to be such principal amount as of any such date for any purpose;

•	the terms of any repurchase or remarketing rights;

•

whether the senior debt securities will be issued in global form, the terms upon which the senior debt securities will be exchanged for definitive form, the depositary for the senior debt securities and the form of legend;

•	any conversion or exchange features of the senior debt securities;

•	if other than the principal amount thereof, the portion of the principal amount of the senior debt securities which shall be payable upon declaration of acceleration of the maturity thereof;

•	any restrictive covenants or events of default in addition to or in lieu of those set forth in this prospectus;

•	any provisions granting special rights to holders when a specified event occurs;

•

if the amount of principal or any premium or interest on the senior debt securities may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

•	any special tax implications of the senior debt securities;

•	whether and upon what terms the senior debt securities may be defeased if different from the provisions set forth in this prospectus;

•	with regard to the senior debt securities that do not bear interest, the dates for certain required reports to the applicable trustee; and

•	any and all additional, eliminated or changed terms that will apply to the senior debt securities.

We may from time to time, without notice to or the consent of the holders of any series of senior debt securities, create and issue further senior debt securities of any such series ranking equally with the senior debt securities of such series in all respects (or in all respects other than (1) the payment of interest accruing prior to the issue date of such further senior debt securities or (2) the first payment of interest following the issue date of such further senior debt securities). Such further senior debt securities may be consolidated and form a single series with the senior debt securities of such series and have the same terms as to status, redemption or otherwise as the senior debt securities of such series, provided that if such additional debt securities are not fungible with the initial debt securities of such series for U.S. federal income tax purposes, such additional debt securities will have a separate CUSIP number.

You may present senior debt securities for exchange or transfer in the manner, at the places and subject to the restrictions set forth in the senior debt securities and the applicable prospectus supplement. We will provide you those services without charge, although you may have to pay any tax or other governmental charge payable in connection with any exchange or transfer, as set forth in the indenture.

Senior debt securities will bear interest at a fixed rate or a floating rate. Senior debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate (called original issue discount securities) may be sold at a discount below their stated principal amount. Material U.S. federal income tax considerations applicable to any such discounted senior debt securities or to certain senior debt securities issued at par which are treated as having been issued at a discount for U.S. federal income tax purposes will be described in the applicable prospectus supplement.

We may issue senior debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices or indices. You may receive a payment of principal on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending on the value on such dates of the applicable currency, security or basket of securities, commodity or index. Information as to the methods for determining the amount of principal or interest payable on any date, the currencies, securities or baskets of securities, commodities or indices to which the amount payable on such date is linked and certain related tax considerations will be set forth in the applicable prospectus supplement.

Certain Covenants

Certain Covenants. The indenture contains certain covenants regarding, among other matters, corporate existence and reports to holders of senior debt securities. Unless we indicate otherwise in a prospectus supplement, the senior debt securities will not contain any additional financial or restrictive covenants, including covenants relating to total indebtedness, interest coverage, stock repurchases, recapitalizations, dividends and distributions to shareholders or current ratios. The provisions of the indenture will not afford holders of senior debt securities issued thereunder protection in the event of a sudden or significant decline in our credit quality or in the event of a takeover, recapitalization or highly leveraged or similar transaction involving us or any of our affiliates that may adversely affect such holders except to the extent set forth therein.

Consolidation, Merger and Sale of Assets. Unless we indicate otherwise in a prospectus supplement, we will not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of our and our subsidiaries’ property and assets taken as a whole to another Person (as defined in the indenture) unless:

•

the Person (if other than us) formed by such consolidation, merger, sale, conveyance, transfer or lease or disposition (the “Surviving Person”) shall be a corporation or limited liability company organized and validly existing under the laws of the United States of America or any jurisdiction thereof, and such Surviving Person shall (if other than us) expressly assume, by a supplemental indenture, executed and delivered to the trustee, all of our obligations under the indenture and the senior debt securities;

•	immediately after giving effect to such transaction, no Default or Event of Default (each as defined in the indenture) shall have occurred and be continuing; and

•

we deliver to the trustee an officer’s certificate and opinion of counsel, in each case stating that any such supplemental indenture complies with this provision and that all conditions precedent provided for in the indenture or any applicable supplemental indenture relating to such transaction have been complied with.

The restrictions in the second and third bullets shall not be applicable to:

•

the merger or consolidation of us with an affiliate of ours if our board of directors determines in good faith that the purpose of such transaction is principally to change our state of incorporation or convert our form of organization to another form; or

•

the merger of us with or into a single direct or indirect wholly owned subsidiary of ours pursuant to Section 251(g) (or any successor provision) of the General Corporation Law of the State of Delaware (or similar provision of our state of incorporation).

The Surviving Person will succeed to, and be substituted for, us under the indenture and the senior debt securities and, except in the case of a lease, we shall be released of all obligations under the indenture and the senior debt securities.

No Protection in the Event of a Change of Control. Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the senior debt securities will not contain any provisions that may afford holders of the senior debt securities protection in the event we have a change of control or in the event of a highly leveraged transaction (whether or not such transaction results in a change of control).

Events of Default

The indenture defines an Event of Default with respect to any series of senior debt securities issued pursuant to the indenture. Events of Default on the senior debt securities are any of the following:

•

default in the payment of any interest on senior debt securities when it becomes due and payable, and the continuance of such default for a period of 30 days (unless the entire amount of such payment is deposited by us with the trustee or a paying agent prior to the expiration of such 30-day period);

•	default in the payment of the principal of, or any premium on, senior debt securities when due and payable;

•

default in the performance or breach of any other covenant by us in the indenture (other than a covenant that has been included in the indenture solely for the benefit of another series of debt securities), which default continues uncured for a period of 90 days after we receive, by registered or certified mail, written notice from the trustee or we and the trustee receive, by registered or certified mail, written notice from the holders of not less than 25% in principal amount of the senior debt securities of the affected series outstanding as provided in the indenture;

•	certain events in bankruptcy, insolvency or reorganization with respect to us; and

•	any other Event of Default provided for in such series of senior debt securities as may be specified in the applicable prospectus supplement.

An Event of Default under one series of senior debt securities issued pursuant to the indenture does not necessarily constitute an Event of Default under any other series of senior debt securities. The indenture provides that the trustee may withhold notice to the holders of any series of senior debt securities issued thereunder of any default (other than payment defaults of which it has knowledge) if the trustee’s board of directors, executive committee, or a trust committee of directors or trustees and/or certain officers of the trustee in good faith determine it is in the interest of such holders to do so.

Remedies If an Event of Default Occurs. The indenture provides that if an Event of Default has occurred with respect to a series of senior debt securities and has not been cured, the trustee or the holders of not less than 25% in principal amount of the senior debt securities of that series may declare the entire principal amount of all the senior debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. If an Event of Default occurs because of certain events in bankruptcy, insolvency or reorganization with respect to us, the principal amount of all the senior debt securities will be automatically accelerated, without any action by the trustee or any holder. At any time after the principal of a series of senior debt securities shall have been declared due and payable, and before any judgment or decree for the payment of the amount due shall have been obtained or entered for such series of senior debt securities as provided in the indenture, the holders of a majority in aggregate principal amount of the senior debt securities of the affected series may by written notice to us and the trustee may, on behalf of the holders of the senior debt securities of the affected series, rescind and annul such acceleration and its consequences if:

•

we have paid or caused to be paid or deposited with the trustee an amount sufficient to pay all matured installments of interest upon the series of senior debt securities and the principal of and premium, if any, on the series of senior debt securities that shall have become due otherwise than by acceleration (with interest upon such principal and premium, if any, and, to the extent that such payment is enforceable under applicable law, upon overdue installments of interest, at the rate expressed in the series of senior debt securities to the date of such payment or deposit), and

•

any and all Events of Default under the indenture with respect to such series, other than the nonpayment of principal on the series of senior debt securities that shall have become due solely by such declaration of acceleration, shall have been remedied or waived as provided in the indenture.

The indenture provides that, except during the continuance of an Event of Default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an Event of Default, the trustee must exercise such rights and powers vested in it as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of the notes, unless such holder shall have offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the senior debt securities, the following must occur:

•	you must give the trustee written notice that an Event of Default has occurred and remains uncured;

•

the holders of not less than 25% in principal amount of all outstanding senior debt securities of the affected series must make a written request that the trustee take action because of the Event of Default, and must offer indemnity to the trustee against the costs, expenses and other liabilities of taking that action; and

•

the trustee must have failed to take action for 60 days after receipt of the above notice and offer of indemnity and during such 60-day period, the trustee has not received a contrary instruction from holders of a majority in principal amount of all outstanding senior debt securities.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your senior debt securities on or after the due date of that payment.

We will furnish to the trustee every year a written statement of two of our officers certifying that to their knowledge we are in compliance with the indenture and the senior debt securities, or else specifying any default. Additionally, upon becoming aware of any default, we will deliver a statement specifying such default to the trustee within thirty (30) days.

Satisfaction and Discharge

The indenture will cease to be of further effect as to any series of senior debt securities and the trustee, upon our demand and at our expense, will execute appropriate instruments acknowledging the satisfaction and discharge of the indenture with respect to such series upon compliance with certain conditions, including:

(1)	either

•	our having delivered or caused to be delivered to the trustee for cancellation all senior debt securities of a series theretofore authenticated under the indenture; or

•

all senior debt securities of any series outstanding under the indenture not theretofore delivered to the trustee for cancellation shall have become due and payable or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee, including principal, premium, if any, and interest due or to become due on such date of maturity or redemption date, as the case may be, and we shall have deposited with the trustee sufficient cash or U.S. government or U.S. government agency notes or bonds that will generate enough cash to pay, at maturity or upon redemption, all such senior debt securities of any series outstanding under the indenture;

(2)	our having paid all sums payable by us under the indenture, as and when the same shall be due and payable; and

(3)

our having delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions relating to the satisfaction and discharge of the indenture have been satisfied.

Defeasance

Unless the applicable prospectus supplement provides otherwise, the following discussion of legal defeasance and discharge and covenant defeasance will apply to any series of senior debt securities issued under the indenture.

Full Defeasance. We can legally release ourselves from any payment or other obligations on the senior debt securities of any series (called “full defeasance”) if the following conditions are met:

•

we deposit in trust for your benefit and the benefit of all other direct holders of the senior debt securities of the same series a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal, any premium and any other payments on the senior debt securities of that series on their various due dates;

•

there is a change in current U.S. federal income tax law or an IRS ruling that permits us to make the above deposit without causing you to be taxed on the senior debt securities any differently than if we did not make the deposit and instead repaid the senior debt securities ourselves when due; and

•	we deliver to the trustee a legal opinion of our counsel confirming the tax law change or ruling described above;

•	we deliver to the trustee an officer’s certificate and a legal opinion of our counsel, each stating that all conditions precedent relating to such full defeasance have been fulfilled; and

•

no Event of Default shall have occurred and be continuing, and no event which with notice or lapse of time or both would become an Event of Default shall have occurred and be continuing, on the date of such deposit.

If we ever accomplished full defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the senior debt securities. You could not look to us for repayment in the event of any shortfall.

However, even if we make the deposit in trust and deliver an opinion as discussed above, a number of our obligations relating to the senior debt securities will remain. These include, among others, our obligation:

•	to register the transfer and exchange of senior debt securities;

•	to replace mutilated, destroyed, lost or stolen senior debt securities;

•	to maintain paying agencies; and

•	to hold money for payment in trust.

Purchasers of the senior debt securities should consult their own advisers with respect to the tax consequences to them of any deposit and discharge, including the applicability and effect of tax laws other than the U.S. federal income tax law.

Covenant Defeasance. Without any change in current U.S. federal income tax law, we can make the same type of deposit described above and be released from some of the covenants on the senior debt securities of any series. This is called “covenant defeasance.” In that event, you would lose the protection of those covenants but would gain the protection of having money and securities set aside in trust to repay the senior debt securities. In order to achieve covenant defeasance, the following conditions must be met:

•

we deposit in trust for your benefit and the benefit of all other direct holders of the senior debt securities of the same series a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal, any premium and any other payments on the senior debt securities of that series on their various due dates;

•

we deliver to the trustee a legal opinion of our counsel confirming that under current U.S. federal income tax law we may make the above deposit and be released from the relevant covenants without causing you to be taxed on the senior debt securities any differently than if we did not make the deposit and were not released from the covenants and instead repaid the senior debt securities ourselves when due;

•	we deliver to the trustee an officer’s certificate and a legal opinion of our counsel, each stating that all conditions precedent relating to such full defeasance have been fulfilled; and

•

no Event of Default shall have occurred and be continuing, and no event which with notice or lapse of time or both would become an Event of Default shall have occurred and be continuing, on the date of such deposit.

If we accomplish covenant defeasance, you can still look to us for repayment of the senior debt securities if there were a shortfall in the trust deposit. In fact, if one of the Events of Default occurred (such as our bankruptcy) and the senior debt securities become immediately due and payable, there may be such a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Modification and Waiver

There are three types of changes we can make to the indenture.

Changes Requiring Approval of the Holder. First, there are changes that cannot be made to the senior debt securities without specific approval of the holder. The following is a list of those types of changes:

•	change the stated maturity of the principal of or any installment of principal of or interest on any senior debt securities of such series;

•	reduce the principal amount of or the rate of interest thereon or any premium payable upon redemption of any senior debt securities of such series;

•	reduce the amount of principal payable at maturity or upon acceleration, redemption or a change of control or following an Event of Default;

•	change the place or currency of payment for the senior debt securities;

•	change the terms of or waive any redemption provisions;

•	impair the holder’s right to sue for the enforcement of any payment on or with respect to the senior debt securities;

•	reduce the percentage in principal amount of the senior debt securities of any series, the approval of whose holders is needed to modify or amend the indenture or the senior debt securities;

•

reduce the percentage in principal amount of the senior debt securities of any series, the approval of whose holders is needed to waive compliance with certain provisions of the indenture or to waive certain defaults; and

•

modify any other aspect of the provisions dealing with modification and waiver of the indenture, except to increase the percentage required for any modification or to provide that other provisions of the indenture may not be modified or waived without consent of the holder of each security of such series affected by the modification.

Changes Not Requiring Approval. The second type of change does not require any approval of or vote by holders of the senior debt securities. This type is limited to the following types of changes:

•	cure any ambiguity, defect or inconsistency;

•

make such other provisions in regard to matters or questions arising under the indenture or under any supplemental indenture as our board of directors may deem necessary or desirable, and which does not in each case adversely affect the interests of the holders of the senior debt securities of a series;

•	comply with covenants in the indenture regarding mergers and sales of assets;

•	provide for uncertificated senior debt securities in addition to or in place of certificated senior debt securities;

•	add to the covenants of the Company or add any additional Events of Default for the benefit of any series of senior debt securities, or secure any series of the senior debt securities;

•

change or eliminate any of the provisions of the indenture, provided that any such change or elimination shall not become effective with respect to any outstanding senior debt securities of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

•	make any other change that does not adversely affect the rights of any holder of any applicable series of outstanding senior debt securities;

•	provide for the issuance of senior debt securities and establish the form, terms and conditions of such series, or issue additional senior debt securities of any series;

•	evidence and provide for a successor trustee and add to or change the provisions of the indenture to provide for or facilitate the administration of the trusts under the indenture; and

•	comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

We may also make changes that affect only senior debt securities to be issued under the indenture at any time after the changes take effect without the approval of holders of senior debt securities previously issued under the indenture. We may make changes or obtain waivers that affect only certain series of senior debt securities without the approval of holder of unaffected senior debt securities under the indenture.

Changes Requiring a Majority Vote. Any other change to the indenture and the senior debt securities would require the following approval:

•	if the change affects only senior debt securities of one series, it must be approved by the holders of a majority in outstanding principal amount of the senior debt securities of that series;

•

if the change affects the senior debt securities as well as the senior debt securities of one or more other series issued under the indenture, it must be approved by the holders of a majority in outstanding principal amount of each series of senior debt securities affected by the change; and

•	in each case, the required approval must be given by written consent.

The same vote would be required for us to obtain a waiver of a past default. However, we cannot obtain a waiver of a payment default or a waiver with respect to any other aspect of the indenture and the senior debt securities listed in the first category described previously under “Changes Requiring Approval of the Holder” unless we obtain your individual consent to the waiver.

Further Details Concerning Voting

The senior debt securities will not be considered outstanding, and therefore will not be eligible to vote, if we have deposited or set aside in trust for you money for their payment or redemption. The senior debt securities will also not be eligible to vote if they have been fully defeased as described above under “—Defeasance—Full Defeasance.”

We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding senior debt securities that are entitled to vote or take other action under the indenture.

In certain limited circumstances, the trustee will be entitled to set a record date for action by holders. If we or the trustee sets a record date for a vote or other action to be taken by holders of senior debt securities, that vote or action may be taken only by persons who are holders of outstanding senior debt securities on the record date and must be taken within 180 days following the record date or another period that we may specify (or as the trustee may specify, if it set the record date). We may shorten this period from time to time.

No Personal Liability of Incorporators, Stockholders, Officers, Directors

The indenture provides that no recourse shall be had under any obligation, covenant or agreement of ours in the indenture or in any of the senior debt securities or because of the creation of any indebtedness represented thereby, against any of our incorporators, stockholders, officers or directors, past, present or future, or any predecessor or successor entity thereof under any law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. Each holder, by accepting the senior debt securities, waives and releases all such liability.

Concerning the Trustee

The trustee will be appointed by us as paying agent, registrar and custodian with regard to the senior debt securities. The trustee or its affiliates may from time to time in the future provide banking and other services to us in exchange for a fee.

The indenture provides that, prior to the occurrence of an Event of Default with respect to the senior debt securities of a series and after the curing or waiving of all such Events of Default with respect to that series, the trustee will not be liable except for the performance of such duties as are specifically set forth in the indenture. If an Event of Default has occurred and has not been cured or waived, the trustee will exercise such rights and powers vested in it under the indenture and will use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The indenture and the provisions of the Trust Indenture Act incorporated by reference therein contain limitations on the rights of the trustee thereunder, should it become a creditor of ours or any of our subsidiaries, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions, provided that if it acquires any conflicting interest (as defined in the Trust Indenture Act), it must eliminate such conflict or resign.

Unclaimed Funds

All funds deposited with the trustee or any paying agent for the payment of principal, interest, premium or additional amounts in respect of the senior debt securities that remain unclaimed for a period ending on the earlier of 10 business days prior to the date the money would be turned over to the applicable state and two years after the date upon which the principal of, or premium, if any, or interest on such senior debt securities shall have become due and payable will be repaid to us. Thereafter, any right of any holder of senior debt securities to such funds shall be enforceable only against us, and the trustee and paying agents will have no liability therefor.

Governing Law

The indenture and the senior debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

FORMS OF SENIOR DEBT SECURITIES

Each senior debt security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of senior debt securities. Unless the applicable prospectus supplement provides otherwise, certificated senior debt securities will be issued in definitive form and global securities will be issued in registered form. Definitive senior debt securities name you or your nominee as the owner of the senior debt security, and in order to transfer or exchange these senior debt securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the senior debt securities to the trustee, registrar, paying agent or other agent, as applicable. Global senior debt securities name a depositary or its nominee as the owner of the senior debt securities represented by these global senior debt securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the senior debt securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Registered Global Securities

We may issue the registered senior debt securities in the form of one or more fully registered global senior debt securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global senior debt securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the senior debt securities to be represented by registered global securities. Unless and until it is exchanged in whole for senior debt securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors to the depositary or those nominees.

Any specific terms of the depositary arrangement with respect to any senior debt securities to be represented by a registered global security will be described in the prospectus supplement relating to those senior debt securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the senior debt securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the senior debt securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of senior debt securities take physical delivery of these senior debt securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the senior debt securities represented by the registered global security for all purposes under the indenture. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the senior debt securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the senior debt securities in definitive form and will not be considered the owners or holders of the senior debt securities under the indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the indenture. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on senior debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of us, the trustees, or any agent of ours or agent of the trustees will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the senior debt securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying senior debt securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the senior debt securities held for the accounts of customers or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of the senior debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue senior debt securities in definitive form in exchange for the registered global security that had been held by the depositary. Any senior debt securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION

We may sell senior debt securities:

•	through underwriters;

•	through dealers;

•	through agents;

•	directly to purchasers; or

•	through a combination of any of these methods of sale.

In addition, we may issue the senior debt securities as a dividend or distribution or in a subscription rights offering to our existing security holders.

We may directly solicit offers to purchase senior debt securities or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our senior debt securities through any of these methods or other methods described in the applicable prospectus supplement.

The distribution of the senior debt securities may be effected from time to time in one or more transactions:

•	at a fixed price or prices which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the senior debt securities and any applicable restrictions.

The prospectus supplement with respect to the senior debt securities of a particular series will describe the terms of the offering of the senior debt securities, including the following:

•	the name of the agent or any underwriters;

•	the public offering or purchase price;

•	any discounts and commissions to be allowed or paid to the agent or underwriters;

•	all other items constituting underwriting compensation;

•	any discounts and commissions to be allowed or paid to dealers; and

•	any exchanges on which the senior debt securities will be listed.

If any underwriters or agents are utilized in the sale of the senior debt securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a dealer is utilized in the sale of the senior debt securities in respect of which the prospectus is delivered, we will sell such senior debt securities to the dealer, as principal. The dealer may then resell such senior debt securities to the public at varying prices to be determined by such dealer at the time of resale.

If we offer senior debt securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the senior debt securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase senior debt securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of senior debt securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•

the purchase by an institution of the senior debt securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•

if the senior debt securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such senior debt securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of the senior debt securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the senior debt securities or any other senior debt securities the prices of which may be used to determine payments on such senior debt securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the senior debt securities or of any such other senior debt securities, the underwriters may bid for, and purchase, the senior debt securities or any such other senior debt securities in the open market. Finally, in any offering of the senior debt securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the senior debt securities in the offering if the syndicate repurchases previously distributed senior debt securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the senior debt securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

Under Rule 15c6-1 of the Exchange Act, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your senior debt securities may be more than two scheduled business days after the trade date for your senior debt securities. Accordingly, in such a case, if you wish to trade senior debt securities on any date prior to the second business day before the original issue date for your senior debt securities, you will be required, by virtue of the fact that your senior debt securities initially are expected to settle in more than two scheduled business days after the trade date for your senior debt securities, to make alternative settlement arrangements to prevent a failed settlement.

The senior debt securities may be new issues of senior debt securities and may have no established trading market. The senior debt securities may or may not be listed on a national senior debt securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the senior debt securities.

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, the validity of the senior debt securities in respect of which this prospectus is being delivered will be passed upon by Skadden, Arps, Slate, Meagher  & Flom LLP, Palo Alto, California.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended January 31, 2020, and the effectiveness of our internal control over financial reporting as of January 31, 2020 as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.autodesk.com. Information accessible on or through our website is not a part of this prospectus. You may also read and copy any document we file at the SEC’s public reference room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the senior debt securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents furnished pursuant to Items 2.02 or 7.01 of any Current Report on Form 8-K), until the offering of the senior debt securities under the registration statement is terminated or completed:

•	Annual Report on Form 10-K for the fiscal year ended January 31, 2020;

•	Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2020;

•	Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2020;

•

The sections of our Definitive Proxy Statement on Schedule 14A for the 2020 Annual Meeting of Stockholders incorporated by reference in our Annual Report on Form 10-K for the year ended January 31, 2020; and

•	Current Reports on Form 8-K filed on March 23, 2020, April 15, 2020 and June 23, 2020.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Autodesk, Inc.

111 McInnis Parkway,

San Rafael, California 94903

Attn: Investor Relations

(415) 507-5000

AUTODESK, INC.

SENIOR DEBT SECURITIES

PROSPECTUS

September 2, 2020

PART II. INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

Set forth below is an estimate (except in the case of the registration fee) of the amount of fees and expenses to be incurred in connection with the issuance and distribution of the offered senior debt securities, other than underwriting discounts and commissions.

SEC registration fee	$ *
Printing and engraving	**
Accounting services	**
Legal fees of registrant’s counsel	**
Trustee’s fees and expenses	**
Rating agency fees	**
Miscellaneous	**

Total	$ **

*

In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, or the Securities Act, the registrant is deferring payment of all registration fees. In connection with the securities offered hereby, the registrant will pay “pay-as-you-go registration fees” in accordance with Rule 456(b) under the Securities Act.

**	These fees are calculated based on the senior debt securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.  Indemnification of Directors and Officers

The following summary is qualified in its entirety by reference to the complete General Corporation Law of the State of Delaware (“DGCL”) and the registrant’s certificate of incorporation as amended to date (“Charter”) and the registrant’s Bylaws as amended to date (“Bylaws”).

The registrant’s Charter provides that a director shall not be personally liable to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, to the fullest extent permitted by the DGCL. The registrant’s Bylaws provide that the registrant shall, to the maximum extent and in the manner permitted by the DGCL, indemnify any person against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit, or proceeding in which such person was or is a party or is threatened to be made a party by reason of the fact that such person is or was a director or officer of the registrant.

Under Section 145 of the DGCL, a Delaware corporation must indemnify its present or former directors and officers against expenses (including attorney’s fees) actually and reasonably incurred to the extent that the officer or director has been successful on the merits or otherwise in defense of any action, suit or proceeding brought against him or her by reason of the fact that he or she is or was a director or officer of the corporation. The DGCL generally permits a Delaware corporation to indemnify directors and officers against expenses, judgments, fines and amounts paid in settlement of any action or suit for actions taken in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action, which they had no reasonable cause to believe was unlawful.

The registrant is governed by the provisions of the DGCL permitting the registrant to purchase director’s and officer’s insurance to protect itself and any director, officer, employee or agent of the registrant. The registrant has an insurance policy which insures the directors and officers of the registrant and its subsidiaries against certain liabilities which might be incurred in connection with the performance of their duties. The registrant also has indemnification agreements with its directors and officers that provide for the maximum indemnification allowed by law.

Item 16.  Exhibits

Exhibit Number	Description of Exhibit

1.1	Underwriting Agreement.*

3.1	Certificate of Incorporation of Autodesk, Inc., as amended and restated as of September 19, 2005, incorporated by reference to Autodesk, Inc.’s Form 10-K filed March 30, 2006.

3.2	Bylaws of Autodesk, Inc., as amended and restated as of March 17, 2020 incorporated by reference to Autodesk, Inc.’s Form 8-K filed March 23, 2020.

4.1	Indenture, dated December 13, 2012, between Autodesk, Inc. and U.S. Bank National Association, as trustee, incorporated by reference to Autodesk, Inc.’s Current Report on Form 8-K filed December 13, 2012.

4.3	Form of Senior Debt Security (included in Exhibit 4.1).

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in the opinion filed as Exhibit 5.1 to this registration statement).

24.1	Power of Attorney (included in the signature pages to this registration statement).

25.1	Form T-1 Statement of Eligibility of U.S. Bank National Association as trustee for Indenture under the Trust Indenture Act of 1939.

*	To be filed by amendment or by a Current Report on Form 8-K.

Item 17.  Undertakings

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act of 1933”);

(ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of senior debt securities offered (if the total dollar value of senior debt securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the senior debt securities offered therein, and the offering of such senior debt securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the senior debt securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of senior debt securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the senior debt securities in the registration statement to which that prospectus relates, and the offering of such senior debt securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the senior debt securities, the undersigned Registrant undertakes that in a primary offering of senior debt securities of such undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the senior debt securities to the purchaser, if the senior debt securities are offered or sold to such purchaser by means of any of the following communications, such undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such senior debt securities to such purchaser:

(i) any preliminary prospectus or prospectus of such undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of such undersigned Registrant or used or referred to by such undersigned Registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about such undersigned Registrant or its senior debt securities provided by or on behalf of such undersigned Registrant; and

(iv) any other communication that is an offer in the offering made by such undersigned Registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the senior debt securities offered therein, and the offering of such senior debt securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) That, for purposes of determining any liability under the Securities Act of 1933:

(i) the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of the registration statement as of the time it was declared effective; and

(ii) each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the senior debt securities offered therein, and the offering of such senior debt securities at that time shall be deemed to be the initial bona fide offering thereof.

(8) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions described herein, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the senior debt securities being registered, such Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Rafael, State of California, on September 2, 2020.

AUTODESK, INC.

By:	/s/ Andrew Anagnost
Name: Andrew Anagnost
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

Each of the undersigned directors or officers of Autodesk, Inc., a Delaware corporation (the “Company”), hereby constitutes and appoints Andrew Anagnost and R. Scott Herren as his or her true and lawful attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute a Registration Statement on Form S-3 for the registration of an indeterminate amount of senior debt securities of the Company under the Securities Act of 1933, as amended (the “Securities Act”), and any and all amendments (including post-effective amendments) to such Registration Statement and any Registration Statement relating to any offering made pursuant to this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file such Registration Statement(s) and any and all amendments thereto, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes, as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Andrew Anagnost Andrew Anagnost	Chief Executive Officer (Principal Executive Officer)	September 2, 2020

/s/ R. Scott Herren R. Scott Herren	SVP and Chief Financial Officer (Principal Financial Officer)	September 2, 2020

/s/ Stephen W. Hope Stephen W. Hope	Vice President and Chief Accounting Officer (Principal Accounting Officer)	September 2, 2020

Signature	Title	Date

/s/ Stacy J. Smith Stacy J. Smith	Director (Non-executive Chairman of the Board)	September 2, 2020

/s/ Karen Blasing Karen Blasing	Director	September 2, 2020

/s/ Reid French Reid French	Director	September 2, 2020

/s/ Ayanna Howard Ayanna Howard	Director	September 2, 2020

/s/ Mary T. McDowell Mary T. McDowell	Director	September 2, 2020

/s/ Blake J. Irving Blake J. Irving	Director	September 2, 2020

/s/ Stephen D. Milligan Stephen D. Milligan	Director	September 2, 2020

/s/ Lorrie M. Norrington Lorrie M. Norrington	Director	September 2, 2020

/s/ Elizabeth Rafael Elizabeth Rafael	Director	September 2, 2020